CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use of our audit report dated February 18, 2000, except for Note 13, as to which the date is March 16, 2000, in the Form SB-2 of Intraco Systems, Inc., for the years ended December 31, 1999 and 1998.




Daszkal Bolton Manela Devlin & Co.
Boca Raton, Florida
January 2, 2001